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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST
                                       OF
                             METLIFE CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST of MetLife Capital Trust I (the "Trust"), dated as of _March 3, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act").

         (i) Name. The name of the business trust being formed hereby is MetLife Capital Trust I.

         (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

         (iii) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.
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           IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                                         THE BANK OF NEW YORK,
                                           as property trustee


                                         By:           /s/ Michael Culhane
                                            ------------------------------------
                                            Name:  Michael Culhane
                                            Title: Vice President


                                         THE BANK OF NEW YORK (DELAWARE),
                                           as Delaware trustee


                                         By:           /s/ John Nichols
                                            ------------------------------------
                                            Name:  John Nichols
                                            Title: President


                                         WILLIAM J. WHEELER,
                                           as administrative trustee


                                                     /s/ William J. Wheeler
                                            ------------------------------------


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